                                                                  EXHIBIT 99.1

--------------------------------------------------------------------------------
Report of Independent Auditors



The Stockholders and
Board of Directors of
Morgan Stanley Group Inc.

We have audited the accompanying Consolidated Statement of Financial Condition of Morgan Stanley Group Inc. as of November 30, 1995 and January 31, 1995 and the related Consolidated Statements of Income, Cash Flows and Changes in Stockholders' Equity for the ten-month period ended November 30, 1995 and the years ended January 31, 1995 and January 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Morgan Stanley Group Inc. at November 30, 1995 and January 31, 1995, and the consolidated results of its operations and its cash flows for the ten-month period ended November 30, 1995 and the years ended January 31, 1995 and January 31, 1994, in conformity with generally accepted accounting principles.



                                            /s/ ERNST & YOUNG LLP

New York, New York
January 4, 1996

--------------------------------------------------------------------------------
 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
--------------------------------------------------------------------------------

                                                                                    NOVEMBER 30,        January 31,
 (Dollars in Millions, Except Share Data)                                                  1995               1995
                                                                                 ----------------------------------
 ASSETS
 Cash and interest-bearing equivalents                                                  $  2,471          $  2,510
 Cash and securities deposited with clearing organizations or segregated under federal and other regulations (securities at fair value of $859 at November
    30, 1995 and $1,507 at January 31, 1995)                                               1,339             2,116
 Financial instruments owned:
    U.S. government and agency securities                                                 12,480             9,107
    Other sovereign government obligations                                                13,792            12,931
    Corporate and other debt                                                              10,690            10,545
    Corporate equities                                                                    13,185             5,483
    Derivative contracts                                                                   8,043             8,623
    Physical commodities                                                                     410               420
 Securities purchased under agreements to resell                                          45,886            35,913
 Securities borrowed                                                                      27,069            20,042
 Receivables:
    Customers                                                                              3,413             4,823
    Brokers, dealers and clearing organizations                                            1,475             1,376
    Interest and dividends                                                                 1,082               731
    Fees and other                                                                           506               548
 Property, equipment and leasehold improvements, at cost, net of accumulated depreciation and amortization of $462 at November 30, 1995
    and $364 at January 31, 1995                                                           1,286             1,061
 Other assets                                                                                626               465
                                                                                 ----------------------------------
 Total assets                                                                           $143,753          $116,694
                                                                                 ----------------------------------

--------------------------------------------------------------------------------
 * All amounts have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.

   See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                NOVEMBER 30,        January 31,
                                                                                       1995               1995
                                                                              ----------------------------------
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Short-term borrowings                                                           $  11,703           $  10,273
 Financial instruments sold, not yet purchased:
    U.S. government and agency securities                                            6,459               6,177
    Other sovereign government obligations                                           8,972               7,251
    Corporate and other debt                                                         1,076               1,174
    Corporate equities                                                               3,585               3,006
    Derivative contracts                                                             7,537               7,322
    Physical commodities                                                                71                 377
 Securities sold under agreements to repurchase                                     60,738              50,123
 Securities loaned                                                                   9,340               2,860
 Payables:
    Customers                                                                       13,818              11,588
    Brokers, dealers and clearing organizations                                      1,974                 953
    Interest and dividends                                                           1,019                 825
    Other liabilities and accrued expenses                                             595                 458
 Accrued compensation and benefits                                                   1,192                 938
 Long-term borrowings                                                                9,635               8,462
                                                                              ----------------------------------
                                                                                   137,714             111,787
                                                                              ----------------------------------
 Capital Units                                                                         865                 352
                                                                              ----------------------------------
 Commitments and contingencies
 Stockholders' equity:
    Preferred stock                                                                    818                 819
    Common stock, $1.00 par value; authorized 300,000,000 shares; issued
       162,838,920 shares at November 30, 1995 and 159,548,556 shares
       at January 31, 1995*                                                            163                 160
    Paid-in capital*                                                                   730                 626
    Retained earnings                                                                3,815               3,338
    Cumulative translation adjustments                                                  (9)                (10)
                                                                              ----------------------------------
       Subtotal                                                                      5,517               4,933

    Less:
       Note receivable related to sale of preferred stock to ESOP                       89                 100
       Common stock held in treasury, at cost
          (7,635,174 shares at November 30, 1995
          and 8,954,990 shares at January 31, 1995)*                                   254                 278
                                                                              ----------------------------------
             Total stockholders' equity                                              5,174               4,555
                                                                              ----------------------------------
 Total liabilities and stockholders' equity                                      $ 143,753           $ 116,694
                                                                              ----------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY GROUP INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF INCOME

-------------------------------------------------------------------------------------------------------------
                                              FISCAL PERIOD ENDED     Fiscal Year Ended     Fiscal Year Ended
                                                     NOVEMBER 30,           January 31,           January 31,
 (Dollars in Millions, Except Share Data)                    1995                  1995                  1994
                                              ---------------------------------------------------------------
 Revenues:
    Investment banking                               $      1,211          $        919          $      1,238
    Principal transactions:
       Trading                                              1,122                 1,104                 1,459
       Investments                                            102                   139                   158
    Commissions                                               437                   449                   393
    Interest and dividends                                  5,939                 6,406                 5,660
    Asset management and administration                       310                   350                   258
    Other                                                       3                     9                    10
                                              ---------------------------------------------------------------
       Total revenues                                       9,124                 9,376                 9,176
    Interest expense                                        5,501                 5,875                 5,020
                                              ---------------------------------------------------------------
       Net revenues                                         3,623                 3,501                 4,156
                                              ---------------------------------------------------------------
 Expenses excluding interest:
    Compensation and benefits                               1,795                 1,733                 2,049
    Occupancy and equipment                                   276                   303                   248
    Brokerage, clearing and exchange fees                     211                   230                   196
    Communications                                            108                   122                   100
    Business development                                      110                   165                   134
    Professional services                                     131                   164                   120
    Other                                                     109                   131                   109
    Relocation charge                                          --                    59                    --
                                              ---------------------------------------------------------------
       Total expenses excluding interest                    2,740                 2,907                 2,956
                                              ---------------------------------------------------------------
 Income before income taxes                                   883                   594                 1,200
 Provision for income taxes                                   283                   199                   414
                                              ---------------------------------------------------------------
 Net income                                          $        600          $        395          $        786
                                              ---------------------------------------------------------------
 Preferred stock dividend requirements               $         54          $         65          $         55
                                              ---------------------------------------------------------------
 Earnings applicable to common shares (1)            $        546          $        330          $        731
                                              ---------------------------------------------------------------
 Average common and common equivalent shares
    outstanding (1) (2)                               156,912,678           157,793,216           152,416,576
                                              ---------------------------------------------------------------
 Primary earnings per share (2)                      $       3.48          $       2.09          $       4.80
                                              ---------------------------------------------------------------
 Fully diluted earnings per share (2)                $       3.33          $       2.02          $       4.58
-------------------------------------------------------------------------------------------------------------


(1) Amounts shown are used to calculate primary earnings per share.

(2) All share and per share amounts have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.

    See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------
 CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                               FISCAL PERIOD ENDED   Fiscal Year Ended   Fiscal Year Ended
                                                                      NOVEMBER 30,         January 31,         January 31,
 (Dollars in Millions)                                                        1995                1995                1994
----------------------------------------------------------------------------------------------------------------------------
 Cash flows from operating activities:
    Net income                                                             $   600             $   395             $   786
    Adjustments to reconcile net income to net
       cash (used for) provided by operating activities:
          Non-cash charges included in net income:
             Deferred income taxes                                            (111)               (128)               (266)
             Compensation payable in common
                or preferred stock                                             165                 116                 408
             Depreciation and amortization                                     107                 104                  64
             Relocation charge                                                  --                  59                  --
          Changes in assets and liabilities:
             Cash and securities deposited with
                clearing organizations or segregated
                under federal and other regulations                            777              (1,454)                726
             Financial instruments owned, net of
                financial instruments sold, not yet
                purchased                                                   (9,098)             (1,086)                445
             Securities borrowed, net of
                securities loaned                                             (547)             (3,063)             (3,601)
             Receivables and other assets                                      813               1,076              (2,889)
             Payables and other liabilities, net of
                deferred liabilities                                         3,947                 258               4,614
                                                               -----------------------------------------------------------
 Net cash (used for) provided by operating activities                       (3,347)             (3,723)                287
 Cash flows from investing activities:
    Net payments for:
       Property, equipment and leasehold improvements                         (336)               (415)               (290)
                                                               -----------------------------------------------------------
 Net cash used for investing activities                                       (336)               (415)               (290)
 Cash flows from financing activities:
       Net proceeds related to short-term borrowings                         1,430               1,707                 878
       Securities sold under agreements to repurchase,
          net of securities purchased under agreements
          to resell                                                            642               1,451              (3,803)
       Proceeds from:
          Issuance of preferred stock                                           --                  --                 194
          Issuance of common stock                                              79                  20                  27
          Issuance of long-term borrowings                                   2,402               2,955               3,355
          Issuance of Capital Units                                            513                 230                 122
       Payments for:
          Repurchases of common stock                                         (103)               (287)               (245)
          Repayments of long-term borrowings                                (1,196)             (1,202)               (636)
       Cash dividends                                                         (123)               (151)               (134)
                                                               -----------------------------------------------------------
 Net cash provided by (used for) financing activities                        3,644               4,723                (242)
                                                               -----------------------------------------------------------
 Net (decrease) increase in cash and
    interest-bearing equivalents                                               (39)                585                (245)
 Cash and interest-bearing equivalents, at
    beginning of period                                                      2,510               1,925               2,170
                                                               -----------------------------------------------------------
 Cash and interest-bearing equivalents, at end of period                   $ 2,471             $ 2,510             $ 1,925
--------------------------------------------------------------------------------------------------------------------------

 Cash payments for income taxes totaled $233 million, $657 million and $299 million in fiscal 1995, fiscal 1994 and fiscal 1993, respectively.

 Cash payments for interest approximated interest expense for all periods.

 See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------
 CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                    Preferred       Common
 (Dollars in Millions)                                  Stock        Stock(1)
                                                    ---------------------------
 Balance, January 31, 1993                              $ 621         $154
    Issuance of 7-3/8% Cumulative Preferred Stock         200          --
    Conversion of ESOP Preferred Stock                     (1)         --
    Issuance of common stock                             --              2
    Repurchases of common stock                          --            --
    Compensation payable in common stock                 --            --
    ESOP shares allocated, at cost                       --            --
    Net income                                           --            --
    Cash dividends                                       --            --
    Translation adjustments                              --            --
 ------------------------------------------------------------------------------
 Balance, January 31, 1994                                820          156
    Conversion of ESOP Preferred Stock                     (1)         --
    Issuance of common stock                             --              2
    Repurchases of common stock                          --            --
    Compensation payable in common stock                 --              2
    ESOP shares allocated, at cost                       --            --
    Net income                                           --            --
    Cash dividends                                       --            --
    Translation adjustments                              --            --
 ------------------------------------------------------------------------------
 Balance, January 31, 1995                                819          160
    Conversion of ESOP Preferred Stock                     (1)         --
    Issuance of common stock                             --              3
    Repurchases of common stock                          --            --
    Compensation payable in common stock                 --            --
    ESOP shares allocated, at cost                       --            --
    Net income                                           --            --
    Cash dividends                                       --            --
    Translation adjustments                              --            --
                                                    ---------------------------
 Balance, November 30, 1995                             $ 818         $163
-------------------------------------------------------------------------------

 (1) All amounts have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.

     See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------
    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY -- (CONTINUED)
--------------------------------------------------------------------------------

                                                                                            Note Receivable  Common Stock
                                                                               Cumulative   Related to Sale       Held in
                                                    Paid-in        Retained   Translation      of Preferred     Treasury,
 (Dollars in Millions)                              Capital(1)     Earnings   Adjustments     Stock to ESOP       at Cost     Total
                                                    --------------------------------------------------------------------------------

 Balance, January 31, 1993                            $ 474         $ 2,442          $ (2)           $(116)       $(139)    $ 3,434
    Issuance of 7-3/8% Cumulative Preferred Stock        (6)           --             --              --           --           194
    Conversion of ESOP Preferred Stock                    1            --             --              --           --             0
    Issuance of common stock                           (131)           --             --              --            156          27
    Repurchases of common stock                        --              --             --              --           (245)       (245)

    Compensation payable in common stock                401            --             --              --           --           401
    ESOP shares allocated, at cost                     --              --             --                 7         --             7
    Net income                                         --               786           --              --           --           786
    Cash dividends                                     --              (134)          --              --           --          (134)

    Translation adjustments                            --              --              (1)            --           --            (1)

-----------------------------------------------------------------------------------------------------------------------------------
 Balance, January 31, 1994                              739           3,094            (3)            (109)        (228)      4,469
    Conversion of ESOP Preferred Stock                    1            --             --              --           --             0
    Issuance of common stock                             18            --             --              --           --            20
    Repurchases of common stock                        --              --             --              --           (287)       (287)

    Compensation payable in common stock               (132)           --             --              --            237         107
    ESOP shares allocated, at cost                     --              --             --                 9         --             9
    Net income                                         --               395           --              --           --           395
    Cash dividends                                     --              (151)          --              --           --          (151)

    Translation adjustments                            --              --               1             --           --             1
                                                    --------------------------------------------------------------------------------

 Balance, November 30, 1995                           $ 730         $ 3,815          $ (9)           $ (89)       $(254)    $ 5,174
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

The Consolidated Financial Statements include the accounts of Morgan Stanley Group Inc. and its U.S. and international subsidiaries (collectively, the "Company"), including Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL").

      The Company, through its subsidiaries, provides a wide range of financial services on a global basis. Its businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring, real estate, project finance and other corporate finance advisory activities; merchant banking and other principal investment activities; brokerage and research services; asset management; the trading of foreign exchange and commodities as well as derivatives on a broad range of asset categories, rates and indices; and global custody, securities clearance services and securities lending. These services are provided to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individual investors.

      All material intercompany accounts and transactions have been eliminated in consolidation. Certain amounts in the Consolidated Financial Statements for prior years have been reclassified to conform with the fiscal 1995 presentation.

CHANGE IN FISCAL YEAR-END

On February 28, 1995, the Board of Directors approved a change in the Company's fiscal year-end from January 31 to November 30. This change became effective for the fiscal period ended November 30, 1995, and, accordingly, this report includes the results for the ten-month period from February 1, 1995 through November 30, 1995 ("fiscal 1995"), as well as those for the fiscal years ended January 31, 1995 and January 31, 1994 ("fiscal 1994" and "fiscal 1993," respectively).

FINANCIAL INSTRUMENTS USED FOR TRADING AND INVESTMENT

Financial instruments, including derivatives, used in the Company's trading activities are recorded at fair value, and unrealized gains and losses are reflected in trading revenues. Interest revenue and expense arising from financial instruments used in trading activities are reflected in the Consolidated Statement of Income as interest income or expense. The fair values of the trading positions generally are based on listed market prices. If listed market prices are not available or if liquidating the Company's positions would reasonably be expected to impact market prices, fair value is determined based on other relevant factors, including dealer price quotations and price quotations for similar instruments traded in different markets, including markets located in different geographic areas. Fair values for certain derivative contracts are derived from pricing models which consider current market and contractual prices for the underlying financial instruments or commodities, as well as time value and yield curve or volatility factors underlying the positions. Purchases and sales of financial instruments are recorded in the accounts on trade date. Unrealized gains and losses arising from the Company's dealings in over-the-counter ("OTC") financial instruments, including derivative contracts related to financial instruments and commodities, are presented in the accompanying Consolidated Statement of Financial Condition on a net-by-counterparty basis consistent with Financial Accounting Standards Board ("FASB") Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts."

      Equity securities purchased in connection with merchant banking and other principal investment activities are initially carried in the Consolidated Financial Statements at their original cost; the carrying value of such investments is adjusted upward only when changes in the underlying fair values are readily ascertainable, generally as evidenced by substantial transactions occurring in the marketplace which directly affect their value. Downward adjustments relating to such equity securities are made in the event that the Company determines that the eventual realizable value is less than the carrying value. Loans made in connection with such activities are carried at unpaid principal balances plus accrued interest less reserves, if deemed necessary, for estimated losses.

                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS USED FOR ASSET AND LIABILITY MANAGEMENT

The Company uses interest rate and currency swaps to manage the interest rate and currency exposure arising from certain borrowings. Swaps used to hedge debt are designated as hedges and are matched to the debt as to notional amount and maturity. The periodic receipts or payments from each swap are recognized ratably over the term of the swap as an adjustment to interest expense. Gains and losses resulting from the termination of hedge contracts prior to their stated maturity are recognized ratably over the remaining life of the instrument being hedged. The Company also uses foreign exchange forward contracts to manage the currency exposure relating to its net monetary investment in non-U.S. dollar functional currency operations. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, the gain or loss from revaluing these contracts is deferred and reported within cumulative translation adjustments in stockholders' equity, net of tax effects, with the related unrealized amounts due from or to counterparties included in receivables from or payables to brokers, dealers and clearing organizations.

COLLATERALIZED SECURITIES TRANSACTIONS

Securities purchased under agreements to resell and securities sold under agreements to repurchase (principally government and agency securities) are treated as financing transactions and are carried at the amounts at which the securities will subsequently be resold or reacquired as specified in the respective agreements; such amounts include accrued interest. Reverse repurchase and repurchase agreements are presented net-by-counterparty in the accompanying Consolidated Statement of Financial Condition where net presentation is consistent with FASB Interpretation No. 41, "Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements." It is the Company's policy to take possession of securities purchased under agreements to resell. The Company monitors the fair value of the underlying securities as compared with the related receivable or payable, including accrued interest, and, as necessary, requests additional collateral. Where deemed appropriate, the Company's agreements with third parties specify its rights to request additional collateral.

      Securities borrowed and securities loaned are carried at the amounts of cash collateral advanced and received in connection with the transactions. The Company measures the fair value of the securities borrowed and loaned against the cash collateral on a daily basis. Additional cash is obtained as necessary to ensure such transactions are adequately collateralized.

TRANSLATION OF FOREIGN CURRENCIES

Assets and liabilities of operations having non-U.S. dollar functional currencies are translated at year-end rates of exchange, and the income statements are translated at weighted average rates of exchange for the year. In accordance with SFAS No. 52, gains or losses resulting from translating foreign currency financial statements, net of hedge gains or losses and related tax effects, are reflected in cumulative translation adjustments, a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in net income.

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Depreciation of property and equipment is provided on a straight-line basis over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided on a straight-line basis over the lesser of the estimated useful life of the asset or, where applicable, the remaining life of the lease.

COMMON SHARE DATA

Earnings per share is based on the weighted average number of common shares and share equivalents outstanding and gives effect to preferred stock dividend requirements. Common share and stock option share data for all periods presented have been retroactively adjusted throughout the Consolidated Financial Statements to reflect a two-for-one

===============================================================================

common stock split, effected in the form of a 100% stock dividend, declared on January 4, 1996 and payable on January 26, 1996 to holders of record on January 16, 1996.

CONSOLIDATED STATEMENT OF CASH FLOWS

The Company considers all highly liquid debt instruments purchased and not held for resale, with an original maturity of three months or less, to be interest-bearing equivalents for purposes of this statement.

INCOME TAXES

Income taxes are provided in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the calculation of deferred taxes using the asset and liability method. Under this method, deferred tax balances must be adjusted to reflect enacted changes in income tax rates, and deferred taxes generally must be provided on all book and tax basis differences.

NOTE 2  SHORT-TERM BORROWINGS

Short-term funding is generally obtained at rates related to U.S., Euro or Asian money rates for the currency and term borrowed and includes loans payable on demand. Secured borrowings included in these loans, which may fluctuate significantly from time to time, were $29 million and $2,694 million at November 30, 1995 and January 31, 1995, respectively. Short-term borrowings at November 30, 1995 and January 31, 1995 also included commercial paper of $8,412 million and $5,228 million, respectively, with approximate weighted average interest rates of 5.9% and 6.3%, respectively.

      The Company maintains a senior revolving credit agreement with a group of banks. Under the terms of the credit agreement, the banks are committed to provide up to $2.5 billion for up to 364 days. Any loans outstanding on the commitment termination date will mature on the first anniversary of the commitment termination date. The agreement contains restrictive covenants which require, among other things, that the Company maintain stockholders' equity of at least $3,391 million as of November 30, 1995.

      The Company maintains a master collateral facility that enables MS&Co. to pledge certain collateral to secure loan arrangements, letters of credit and other financial accommodations. As part of this facility, MS&Co. maintains a secured committed credit agreement with a group of banks that are parties to the master collateral facility under which such banks are committed to provide up to $1 billion for up to 364 days. Any loans outstanding on the commitment termination date will mature on the first anniversary of the commitment termination date. The credit agreement contains restrictive covenants which require, among other things, that MS&Co. maintain specified levels of consolidated stockholders' equity and Net Capital, as defined. Subsequent to November 30, 1995, the credit agreement was renewed with the commitment increased to $1.25 billion.

      Subsequent to November 30, 1995, the Company established a revolving committed financing facility that enables MSIL to secure committed funding from a syndicate of banks by providing a broad range of collateral under repurchase agreements. Such banks are committed to provide up to an aggregate of $1.25 billion available in twelve major currencies for up to 364 days. Any amounts outstanding on the commitment termination date may, at MSIL's option, be extended to mature on or before the first anniversary of the commitment termination date. The facility agreements contain restrictive covenants which require, among other things, that MSIL maintain specified levels of Shareholders' Equity and Financial Resources, each as defined.

      There were no borrowings outstanding under any of the foregoing facilities at November 30, 1995; however, the Company anticipates utilizing these facilities for short-term funding from time to time.

================================================================================
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES
NOTE 3  LONG-TERM BORROWINGS

MATURITIES AND TERMS

Long-term borrowings at fiscal year-end consist of the following:

-----------------------------------------------------------------------------------------------------------------------------
                                                U.S. Dollar                 Non-U.S. Dollar (1)
                                  ------------------------------------     ----------------------
                                                                Index/                                NOV. 30,       Jan. 31,
                                     Fixed       Floating       Equity       Fixed     Floating           1995           1995
 (Dollars in Millions)                Rate           Rate       Linked        Rate         Rate          TOTAL          Total
                                  -------------------------------------------------------------------------------------------
 Due in fiscal 1995                 $ --           $ --           $--         $--          $--          $ --           $1,059
 Due in fiscal 1996                    496            401           83          12          337          1,329          1,797
 Due in fiscal 1997                    636          1,430          160          56          422          2,704          1,470
 Due in fiscal 1998                    354            599           30         299          142          1,424            583
 Due in fiscal 1999                    356            200           21         211          --             788            791
 Due in fiscal 2000                     60             10          --          --           --              70             20
 Thereafter                          2,937           --             26         337           20          3,320          2,742
                                  -------------------------------------------------------------------------------------------
 Total                              $4,839         $2,640         $320        $915         $921         $9,635         $8,462
                                  -------------------------------------------------------------------------------------------
 Weighted average
    coupon at fiscal year-end          7.8%           6.0%         n/a         5.9%         4.5%           6.8%           7.0%
-----------------------------------------------------------------------------------------------------------------------------

(1) Weighted average coupon was calculated utilizing non-U.S. dollar interest rates.

MEDIUM TERM NOTES

Included in the table above are medium term notes of $2,882 million at November 30, 1995 and $2,774 million at January 31, 1995. The effective weighted average interest rate on all medium term notes was 6.2% in fiscal 1995. Maturities of these notes range from fiscal 1996 through fiscal 2023.

STRUCTURED DEBT

U.S. dollar index/equity linked debt includes various structured instruments whose payments and redemption values are linked to the performance of a specific index (i.e., Standard & Poor's 500), a basket of stocks or a specific equity security. To minimize the exposure resulting from movements in the underlying equity position or index, the Company has entered into various equity swap contracts and purchased options which effectively convert the borrowing costs into floating rates based upon London Interbank Offered Rates ("LIBOR").

OTHER DEBT

U.S. dollar contractual floating rate debt bears interest based on a variety of money market indices, including LIBOR and Fed Funds rates. Non-U.S. dollar contractual floating rate debt bears interest based on Euro floating rates.

      Included in the Company's long-term debt are subordinated notes of $1,298 million at November 30, 1995 and $832 million at January 31, 1995. The effective weighted average interest rate on these subordinated notes was 7.0% in fiscal 1995. Maturities of the subordinated notes range from fiscal 1999 to fiscal 2016.

      Certain of the Company's long-term debt is redeemable prior to maturity at the option of the holder. These notes contain certain provisions which effectively

================================================================================

enable noteholders to put the notes back to the Company and therefore are scheduled in the foregoing table to mature in fiscal 1996 and fiscal 1997. The stated maturities of these notes, which aggregate $540 million, are from 1998 to 2000.

      In fiscal 1995, MS&Co., the Company's U.S. broker-dealer subsidiary, issued approximately $263 million of 6.81% fixed rate subordinated Series C notes, $96 million of 7.03% fixed rate subordinated Series D notes, $82 million of 7.28% fixed rate subordinated Series E notes and $25 million of 7.82% fixed rate subordinated Series F notes. These notes have maturities from 2001 to 2016. The terms of such notes contain restrictive covenants which require, among other things, that MS&Co. maintain specified levels of Consolidated Tangible Net Worth and Net Capital, each as defined. In December 1995, MS&Co. issued an additional $50 million of Series C notes.

ASSET AND LIABILITY MANAGEMENT

A substantial portion of the Company's fixed rate long-term debt is used to fund highly liquid marketable securities and short-term receivables arising from securities transactions. The Company uses interest rate swaps to more closely match the duration of this debt to the duration of the assets being funded and to minimize interest rate risk. These swaps effectively convert certain of the Company's fixed rate debt into floating rate obligations. In addition, for non-U.S. dollar currency debt that is not used to fund assets in the same currency, the Company has entered into currency swaps which effectively convert the debt into U.S. dollar obligations. The Company's use of swaps for asset and liability management reduced its interest expense and effective average borrowing rate as follows:

                                                          FISCAL        Fiscal        Fiscal
 (Dollars in Millions)                                      1995          1994          1993
--------------------------------------------------------------------------------------------
 Net reduction in interest expense from swaps
    for the fiscal year                                    $  22         $  93         $  93

 Weighted average coupon of long-term
    debt at fiscal year-end(1)                               6.8%          7.0%          6.0%

 Effective average borrowing rate for
    long-term debt after swaps at fiscal year-end(1)         6.5%          6.7%          4.2%
--------------------------------------------------------------------------------------------

(1) Included in the weighted average and effective average calculations are non-U.S. dollar interest rates.

      The effective weighted average interest rate on the Company's index/equity linked notes, which are not included in the table above, was 6.0% in fiscal 1995 after giving effect to the related hedges.

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                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

      The table below summarizes the notional or contract amounts of these swaps by maturity and weighted average interest rates to be received and paid as of November 30, 1995:

                                              U.S. Dollar                Non-U.S. Dollar (1)
                                ------------------------------------   ----------------------
                                    Receive     Receive                 Receive    Receive
                                      Fixed    Floating      Index/       Fixed   Floating      NOV. 30,    Jan. 31,
                                        Pay         Pay      Equity         Pay        Pay          1995        1995
 (Dollars in Millions)             Floating    Floating      Linked    Floating   Floating(2)      TOTAL       Total
                                ------------------------------------------------------------------------------------
 Maturing in fiscal 1995             $   --       $  --       $  --       $  --      $  --        $   --     $   359
 Maturing in fiscal 1996                494         106          69          12         --           681         601
 Maturing in fiscal 1997                636          --         160          56        386         1,238         569
 Maturing in fiscal 1998                269         154          30         299        108           860         354
 Maturing in fiscal 1999                156         200          21         211         --           588         572
 Maturing in fiscal 2000                 60          10          --          --         --            70          10
 Thereafter                           1,025          --          26         337         --         1,388       1,275
                                ------------------------------------------------------------------------------------
 Total                               $2,640       $ 470       $ 306       $ 915      $ 494        $4,825     $ 3,740
                                ------------------------------------------------------------------------------------
 Weighted average at
    fiscal year-end(3)
 Receive rate                           7.6%        5.4%        n/a         5.9%       3.4%
 Pay rate                               6.1%        6.4%        n/a         5.3%       6.3%
--------------------------------------------------------------------------------------------------------------------

(1) The differences between the receive rate and the pay rate may reflect differences in the rate of interest associated with the underlying currency.

(2) These amounts include currency swaps used to effectively convert debt denominated in one currency into obligations denominated in another currency.

(3) The table was prepared under the assumption that interest rates remain constant at year-end levels. The variable interest rates to be received or paid will change to the extent that rates fluctuate. Such changes may be substantial. Variable rates presented generally are based on LIBOR or Treasury bill rates.

      As noted above, the Company uses interest rate and currency swaps to modify the terms of its existing debt. Activity during the periods in the notional value of the swap contracts used by the Company for asset and liability management (and the unrecognized gain (loss) at period end) are summarized in the table below:

                                                                  FISCAL          Fiscal
 (Dollars in Millions)                                              1995            1994
                                                               -------------------------
 Notional value at beginning of period                           $ 3,740         $ 3,649
 Additions                                                         1,546             931
 Matured                                                            (359)           (859)
 Terminated                                                         (108)             --
 Effect of foreign currency translation on non-U.S. dollar
    notional values                                                    6              19
                                                               -------------------------
 Notional value at fiscal year-end                               $ 4,825         $ 3,740
                                                               -------------------------
 Unrecognized gain (loss) at fiscal year-end                     $   225         $    (3)
----------------------------------------------------------------------------------------


      The Company also uses interest rate swaps to modify certain of its repurchase financing agreements. The Company had interest rate swaps with notional values of approximately $2.1 billion and $3.8 billion as of November 30, 1995 and January 31, 1995, respectively, and unrecognized gains (losses) of approximately $45 million and $(47) million as

==============================================================================

of November 30, 1995 and January 31, 1995, respectively, for such purpose. The unrecognized gains (losses) on these swaps were offset by unrecognized (losses) gains on certain of the Company's repurchase financing agreements.

      The estimated fair value of the Company's long-term debt, based on rates available to the Company at November 30, 1995 for debt with similar terms and maturities, and the aggregate carrying value of this debt are presented in the following table:

                                                      NOV. 30,          Jan. 31,
 (Dollars in Millions)                                   1995               1995
                                                    ----------------------------
 Fair value of long-term debt                         $ 9,954             $8,334
 Unrecognized (loss) gain                                (319)               128
                                                    ----------------------------
 Carrying value of long-term debt                     $ 9,635             $8,462
--------------------------------------------------------------------------------



NOTE 4  COMMITMENTS AND CONTINGENCIES

LEASES AND RELATED COMMITMENTS

The Company incurred rent expense under operating leases in the amounts of $97 million, $113 million and $101 million in fiscal 1995, fiscal 1994 and fiscal 1993, respectively. Minimum remaining rental payments, excluding amounts related to the Company's termination of certain leased office space as described below, are approximately as follows:

 Fiscal Year                   (Dollars in Millions)
                               ---------------------
 1996                                           $116
 1997                                             98
 1998                                             84
 1999                                             60
 2000                                             52
 Thereafter                                      241
----------------------------------------------------

Rentals are subject to periodic escalation charges.

      During 1995, the Company relocated the majority of its New York City employees from existing leased space at 1221 and 1251 Avenue of the Americas to space in the Company's buildings at 1585 Broadway and 750 Seventh Avenue that were purchased in fiscal 1993 and fiscal 1994, respectively. The total investment in these two buildings will aggregate approximately $700 million, which is being capitalized and depreciated over the useful lives of the individual assets comprising the investment.

      During fiscal 1994, the Company recognized a pre-tax charge of $59 million ($39 million after tax, which reduced primary and fully diluted earnings per share by $.25 and $.24, respectively). The charge was in connection with the Company's move to the New York City facilities and to new leased office space in Tokyo. The charge specifically covers the Company's termination of certain leased office space and the write-off of remaining leasehold improvements in both cities.

OTHER COMMITMENTS AND CONTINGENCIES

The Company had approximately $2.2 billion of letters of credit outstanding at November 30, 1995 to satisfy various collateral requirements.

      Financial instruments sold, not yet purchased represent obligations of the Company to deliver specified financial instruments at contracted prices, thereby creating commitments to purchase the securities in the market at prevailing prices. Consequently, the Company's ultimate obligation to satisfy the sale of financial instruments sold, not yet purchased may exceed the amounts recognized in the Consolidated Statement of Financial Condition.

      The Company also has commitments to fund certain fixed assets and other less liquid investments, including at November 30, 1995 approximately $209 million in connection with its merchant banking and other principal investment activities, and an estimated $80 million for fit-out and related costs associated with its buildings located in New York City and Tokyo. Additionally, the Company has provided and will continue to provide financing, including margin lending and other extensions of credit to clients (including subordinated loans on an interim basis to leveraged companies associated with its merchant

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                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

banking and other principal investment activities), that may subject the Company to increased credit and liquidity risks.

      The Company and its subsidiaries have been named as defendants in certain legal actions and have been involved in certain investigations and proceedings in the ordinary course of business. It is the opinion of management, based on current knowledge and after consultation with counsel, that the outcome of such matters will not have a material adverse effect on the Company's Consolidated Financial Statements contained herein.

NOTE 5  TRADING ACTIVITIES

TRADING REVENUES

The Company manages its trading businesses by product groupings and therefore has established distinct, worldwide business units having responsibility for equity, fixed income, foreign exchange and commodities products. Because of the integrated nature of the markets for such products, each product area trades cash instruments as well as related derivative products (i.e., options, swaps, futures, forwards and other contracts with respect to such underlying instruments or commodities). Revenues related to trading are summarized below by business unit. The "Total" column includes all trading revenues plus the portion of those commission and interest revenues and expenses which result from trading activities. Commissions and Net Interest (interest revenues less interest expense) as reported in the Company's Consolidated Statement of Income also include results from the Company's securities services business and other business activities:

 (Dollars in Millions)              Trading   Commissions   Net Interest          Total
                                  -----------------------------------------------------
 FISCAL 1995
 Equities                            $  409          $367        $   103         $  879
 Fixed Income                           489            52            306            847
 Foreign Exchange                       156           --               3            159
 Commodities                             68           --             (16)            52
                                  -----------------------------------------------------
 Trading-related revenues             1,122           419            396          1,937
 Securities services and other         --              18             42             60
                                  -----------------------------------------------------
                                     $1,122          $437        $   438         $1,997
                                  -----------------------------------------------------
 FISCAL 1994
 Equities                            $  510          $351        $   (60)        $  801
 Fixed Income                           347            60            419            826
 Foreign Exchange                       148             1              4            153
 Commodities                             99             2              5            106
                                  -----------------------------------------------------
 Trading-related revenues             1,104           414            368          1,886
 Securities services and other         --              35            163            198
                                  -----------------------------------------------------
                                     $1,104          $449        $   531         $2,084
                                  -----------------------------------------------------
 FISCAL 1993
 Equities                            $  407          $312        $     7         $  726
 Fixed Income                           788            54            544          1,386
 Foreign Exchange                       205             1             (1)           205
 Commodities                             59             1             13             73
                                  -----------------------------------------------------
 Trading-related revenues             1,459           368            563          2,390
 Securities services and other         --              25             77            102
                                  -----------------------------------------------------
                                     $1,459          $393        $   640         $2,492
---------------------------------------------------------------------------------------

================================================================================

      The Company's trading activities are both client-driven and proprietary. The Company enters into specific contracts and carries inventories to meet the needs of its clients. Its trading portfolios also are managed with a view toward the risk and profitability of the portfolios to the Company. The nature of the equities, fixed income, foreign exchange and commodities activities conducted by the Company, including the use of derivative products in these businesses, and the market, credit and concentration risk management policies and procedures covering these activities, are discussed below.


EQUITIES

The Company makes markets and trades in the global secondary markets for equities and convertible debt and is a dealer in equity warrants, exchange traded and OTC equity options, index futures, equity swaps and other sophisticated equity derivatives. The Company's activities as a dealer primarily are client-driven, with the objective of meeting clients' needs while earning a spread between the premiums paid or received on its contracts with clients and the cost of hedging such transactions in the cash or forward market or with other derivative transactions. The Company limits its market risk related to these contracts, which stems primarily from underlying equity/index price and volatility movements, by employing a variety of hedging strategies, such as delta hedging (delta is a measure of a derivative contract's price movement based on the movement of the price of the security or index underlying the contract). The Company also takes proprietary positions in the global equity markets by using derivatives, most commonly futures and options, in addition to cash positions, intending to profit from market price and volatility movements in the underlying equities or indices positioned.

      Equity option contracts give the purchaser of the contract the right to buy (call) or sell (put) the equity security or index underlying the contract at an agreed-upon price (strike price) during or at the conclusion of a specified period of time. The seller (writer) of the contract is subject to market risk, and the purchaser is subject to market risk (to the extent of the premium paid) and credit risk. Equity swap contracts are contractual agreements whereby one counterparty receives the appreciation (or pays the depreciation) on an equity investment in return for paying another rate, often based upon equity index movements or interest rates. The counterparties to the Company's equity transactions include commercial banks, investment banks, broker-dealers, investment funds and industrial companies.


FIXED INCOME

The Company is a market-maker for U.S. and non-U.S. government securities, corporate bonds, money market instruments, medium-term notes and Eurobonds, high-yield securities, emerging market debt, mortgage- and other asset-backed securities, preferred stock and tax-exempt securities. In addition, the Company is a dealer in interest rate and currency swaps and other related derivative products, OTC options on U.S. and foreign government bonds and mortgage-backed forward agreements ("TBA"), options and swaps. In this capacity, the Company facilitates asset and liability management for its customers in interest rate and currency swaps and related products and OTC government bond options.

      Swaps used in fixed income trading are, for the most part, contractual agreements to exchange interest payment streams (i.e., an interest rate swap may involve exchanging fixed for floating interest payments) or currencies (i.e., a currency swap may involve exchanging yen for U.S. dollars in one year at an agreed-upon exchange rate). The Company profits by earning a spread between the premium paid or received for these contracts and the cost of hedging such contracts. The Company seeks to manage the market risk of its swap portfolio, which stems from interest rate and currency movements and volatility, by using modeling that quantifies the sensitivity of its portfolio to movements in interest rates and currencies, and by adding positions to or selling positions from its portfolio as needed to minimize such sensitivity. Typically, the Company adjusts its positions by entering into additional swaps or interest rate and foreign currency futures, foreign currency forwards and underlying government bonds. The Company manages the risk related to its option portfolio by using a

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                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

variety of hedging strategies such as delta hedging, which includes the use of futures and forward contracts to hedge market risk. The Company also is involved in using debt securities to structure products with multiple risk/return factors designed to suit investor objectives.

      The Company is an underwriter of and a market-maker in mortgage-backed securities and collateralized mortgage obligations ("CMO") as well as commercial, residential and real estate loan products. The Company also structures mortgage-backed swaps for its clients, enabling them to derive the cash flows from an underlying mortgage-backed security without purchasing the cash position. It earns the spread between the premium inherent in the swap and the cost of hedging the swap contract through the use of cash positions or TBA contracts. The Company also uses TBAs in its role as a dealer in mortgage-backed securities and facilitates customer trades by taking positions in the TBA market. Typically, these positions are hedged by offsetting TBA contracts or underlying cash positions. The Company profits by earning the bid-offer spread on such transactions. Further, the Company uses TBAs to ensure delivery of underlying mortgage-backed securities in its CMO issuance business. As is the case with all mortgage-backed products, market risk associated with these instruments results from interest rate fluctuations and changes in mortgage prepayment speeds. The counterparties to the Company's fixed income transactions include investment advisors, commercial banks, insurance companies, investment funds and industrial companies.


FOREIGN EXCHANGE

The Company is a market-maker in a number of foreign currencies. In this business, it actively trades currencies in the spot and forward markets earning a dealer spread. The Company seeks to manage its market risk by entering into offsetting positions. The Company conducts an arbitrage business in which it seeks to profit from inefficiencies between the futures, spot and forward markets. The Company also makes a market in foreign currency options. This business largely is client-driven and involves the purchasing and writing of European and American style options and certain sophisticated products to meet specific client needs. The Company profits in this business by earning spreads between the options' premiums and the cost of the hedging of such positions. The Company limits its market risk by using a variety of hedging strategies, including the buying and selling of the currencies underlying the options based upon the options' delta equivalent. Foreign exchange option contracts give the purchaser of the contract the right to buy (call) or sell (put) the currency underlying the contract at an agreed-upon strike price at or over a specified period of time. Forward contracts and futures represent commitments to purchase or sell the underlying currencies at a specified future date at a specified price. The Company also takes proprietary positions in major currencies to profit from market price and volatility movements in the currencies positioned.

      The majority of the Company's foreign exchange business relates to major foreign currencies such as deutsche marks, yen, pound sterling, French francs, Swiss francs, lire and Canadian dollars. The balance of the business covers a broad range of other currencies. The counterparties to the Company's foreign exchange transactions include commercial banks, investment banks, broker-dealers, investment funds and industrial companies.


COMMODITIES

The Company, as a major participant in the world commodities markets, trades in physical metals, electricity, energy products (principally oil and natural gas) and soft commodities as well as a variety of derivatives related to these commodities such as futures, forwards and exchange traded and OTC options and swaps. Through these activities, the Company provides clients with a ready market to satisfy end users' current raw material needs and facilitates their ability to hedge price fluctuations related to future inventory needs. The former activity at times requires the positioning of physical commodities.

================================================================================

Derivatives on those commodities, such as futures, forwards and options, often are used to hedge price movements in the underlying physical inventory. The Company profits as a market-maker in physical commodities by capturing the bid and offer spread inherent in the physical markets.

      To facilitate hedging for its clients, the Company often is required to take positions in the commodity markets in the form of forward, option and swap contracts involving oil, natural gas and electricity. The Company generally hedges these positions by using a variety of hedging techniques such as delta hedging, whereby the Company takes positions in the physical markets and/or positions in other commodity derivatives such as futures and forwards to offset the market risk in the underlying derivative. The Company profits from this business by earning a spread between the premiums paid or received for these derivatives and the cost of hedging such derivatives.

      The Company also maintains proprietary trading positions in commodity derivatives, including futures, forwards and options in addition to physical commodities, to profit from price and volatility movements in the underlying commodities markets.

      Forward, option and swap contracts on commodities are structured similarly to like-kind derivative contracts for cash financial instruments. The counterparties to OTC commodity contracts include precious metals producers, refiners and consumers as well as shippers, central banks, and oil, gas and electricity producers.


RISK MANAGEMENT

Risk management at the Company is an integrated process with independent oversight which requires constant communication, judgment and knowledge of specialized products and markets. The Company's senior management takes an active role in the risk management process and has developed policies and procedures that require specific administration and business functions to assist in the identification, assessment and control of various risks. The Company has developed a control infrastructure to manage and monitor each type of risk on a global basis throughout the Company. In recognition of the increasingly varied and complex nature of the financial services business, the Company's risk management policies and procedures are evolutionary in nature and are subject to ongoing review, modification and revision.

      The Company has developed a multi-tiered approach for monitoring and managing its risks. The Finance and Risk Committee, authorized by the Company's Board of Directors, is chaired by the Company's Chief Financial Officer and composed of senior officers with familiarity and expertise in dealing with risk management principles. It establishes the overall risk management policies of the Company, reviews the Company's performance relative to these policies, allocates capital among business activities of the Company, monitors the availability of sources of financing, reviews the foreign exchange risk of the Company, and oversees liquidity and interest rate sensitivity of the Company's asset and liability position. The Firm Risk Manager heads the Firm Risk Management Group (described below) and assists senior management and the Finance and Risk Committee in establishing, monitoring and controlling the Company's overall risk profile. With respect to the Company's major trading divisions (fixed income, equity, commodities and foreign exchange), division risk managers monitor and manage positions and set the overall division risk profile within established market risk limits, review major trading positions and strategies, and report unusual market and position events. Desk risk managers perform similar functions with respect to a product area or particular product at the business unit and trading desk level.

      The Firm Risk Management Group has operational responsibility for identifying, monitoring and reporting to senior management on the Company's exposure to risk. The Firm Risk Management Group includes three departments that are all independent of the Company's business areas: the Market Risk Department monitors the Company's

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                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

market risk profile, which includes all divisional, geographic and product-line market risks; the Credit Department manages and monitors counterparty exposure limits on a worldwide basis; the Internal Audit Department, which also reports to the Audit Committee of the Board of Directors, assesses the Company's operations and control environment through periodic examinations of business and operational areas.

      Other departments within the Company, which are independent of the Company's business areas, that are also actively involved in monitoring the Company's risk profile include: Controllers, Corporate Treasury, Information Technology, Legal and Compliance, Tax and Operations.

      In addition, the Company has certain commitment committees that are involved in managing and monitoring the risks associated with the Company's diverse businesses. These committees are composed of a cross-section of the Company's senior officers from various disciplines. The High-Yield Commitment Committee and Equity Commitment Committee determine whether the Company should participate in a transaction involving the underwriting or placement of high-yield or equity securities, respectively, where the Company's capital and reputation may be at risk, and evaluate the potential revenues and risks involved with respect to a particular transaction.


MARKET RISK

Market risk refers to the risk that a change in the level of one or more market prices, rates, indices, volatilities, correlations or other market factors, such as liquidity, will result in losses for a specified position or portfolio.

      The Company manages the market risk associated with its trading activities Company-wide, on a divisional level worldwide and on an individual product basis. Specific market risk guidelines and limits have been approved for the Company and each trading division of the Company worldwide by the Finance and Risk Committee. Discrete market risk limits are assigned to business units and trading desks within trading areas which are compatible with the trading division limits. Division risk managers, desk risk managers, and the Market Risk Department all monitor market risk measures against limits.

      The Company may use measures, such as rate sensitivity, convexity, volatility and time decay measurements, to estimate market risk and to assess the sensitivity of positions to changes in market conditions. Trading divisions generally make use of valuation and risk models. Stress testing, which measures the impact on the value of existing portfolios of specified changes in market factors, for certain products is performed periodically and reviewed by division risk managers and the Market Risk Department. The Company also regularly uses a variety of measures to help reduce and control the market risk associated with its market-making and proprietary trading activities.


CREDIT RISK

The Company's exposure to credit risk arises from the possibility that a counterparty to a transaction might fail to perform under its contractual commitment, resulting in the Company incurring losses. The Finance and Risk Committee has approved Company-wide credit guidelines which limit the Company's credit exposure to any one counterparty. Specific credit risk limits based on the credit guidelines have also been approved by the Finance and Risk Committee for each type of counterparty (by rating category) as well as certain inventories of high-yield and emerging market debt. The Credit Department administers the credit limits among trading divisions.

      The Credit Department has procedures to monitor credit exposures, and all counterparties of the Company are reviewed periodically to assess financial soundness. In addition to monitoring credit limits, the Company manages the credit exposure relating to its trading activities by entering into master netting agreements and collateral

================================================================================

arrangements with counterparties in appropriate circumstances, and limiting the duration of exposure. In certain cases, the Company also may close out transactions or assign them to other counterparties to mitigate credit risk.


CONCENTRATION RISK

The Company is subject to concentration risk by holding large positions in certain types of securities or commitments to purchase securities of a single issuer, including sovereign governments and other entities, issuers located in a particular country or geographic area, public and private issuers involving developing countries or issuers engaged in a particular industry. Financial instruments owned by the Company include U.S. government and agency securities and securities issued by other sovereign governments (principally Japan, Germany, France and Italy), which, in the aggregate, represented approximately 18% of the Company's total assets at November 30, 1995. In addition, substantially all of the collateral held by the Company for resale agreements or bonds borrowed, which together represented approximately 37% of the Company's total assets at November 30, 1995, consists of securities issued by the U.S. government, federal agencies or non-U.S. governments. Positions taken and commitments made by the Company, including positions taken and underwriting and financing commitments made in connection with its merchant banking activities, often involve substantial amounts and significant exposure to individual issuers and businesses, including non-investment grade issuers. The Company seeks to limit concentration risk through the use of the systems and procedures described in the preceding discussions of market and credit risk.


CUSTOMER ACTIVITIES

The Company's customer activities involve the execution, settlement, custody and financing of various securities and commodities transactions on behalf of customers. Customer securities activities are transacted on either a cash or margin basis. Customer commodities activities, which include the execution of customer transactions in commodity futures transactions (including options on futures), are transacted on a margin basis.

      The Company's customer activities may expose it to off-balance sheet credit risk. The Company may have to purchase or sell financial instruments at prevailing market prices in the event of the failure of a customer to settle a trade on its original terms or in the event cash and securities in customer margin accounts are not sufficient to fully cover customer losses. The Company seeks to control the risks associated with customer activities by requiring customers to maintain margin collateral in compliance with various regulations and Company policies.


NOTIONAL/CONTRACT AMOUNTS AND FAIR VALUES OF DERIVATIVES

The gross notional or contract amounts of derivative instruments and fair value (carrying amount) of the related assets and liabilities at November 30, 1995 and January 31, 1995, as well as the average fair value of those assets and liabilities for the period ended November 30, 1995 and the year ended January 31, 1995, are presented in the table which follows. Fair value represents the cost of replacing these instruments and is further described in Note 1. Future changes in interest rates, foreign currency exchange rates or the market values of the financial instruments, commodities or indices underlying these contracts may ultimately result in cash settlements exceeding fair value amounts recognized in the Consolidated Statement of Financial Condition. Assets represent unrealized gains on purchased exchange traded and OTC options and other contracts (including interest rate, foreign exchange and other forward contracts and swaps) in gain positions net of any unrealized losses owed to these counterparties on offsetting positions in situations where netting is consistent with FASB Interpretation No. 39. Similarly, liabilities rep-

================================================================================
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

resent net amounts owed to counterparties. These amounts will vary based on changes in the fair values of underlying financial instruments and/or the volatility of such underlying instruments:

===============================================================================================================================
-------------------------------------------------------------------------------------------------------------------------------
 Fiscal Year-End                                                             Fiscal Year-End                 Average
 Gross Notional/                                                              Fair Values(2)              Fair Values(2)(3)
 Contract Amount                                                      ---------------------------    --------------------------
                                                                          Assets      Liabilities       Assets      Liabilities
                                                                      ---------------------------    --------------------------
   1995   1994    (Dollars in Billions, at fiscal year-end)(1)        1995     1994   1995   1994    1995   1994   1995    1994
                                                                      ---------------------------------------------------------
  $ 401  $ 299    Interest rate and currency swaps
                     and options (including caps,
                     floors and swap options)                         $ 3.8    $3.9   $3.8   $2.2   $ 3.7   $3.8   $3.8   $ 2.4
    260    170    Foreign exchange forward and
                     futures contracts and options                      1.9     1.1    1.9    1.3     2.0    1.3    2.2     1.5
     21     39    Mortgage-backed securities forward
                     contracts, swaps and options                       0.1     0.2    0.1    0.1     0.1    0.1    0.1     0.1
    199    235    Other fixed income securities
                     contracts (including futures
                     contracts and options)                             0.1     0.4    0.4    0.6     0.3    0.7    0.3     1.3
     57     57    Equity securities contracts (including
                     equity swaps, futures contracts,
                     and warrants and options)                          1.4     1.1    0.8    1.2     1.5    1.1    0.9     1.1
     47     35    Commodity forwards, futures,
                     options and swaps                                  0.7     1.9    0.5    1.9     1.0    1.8    0.9     1.7
-------------------------------------------------------------------------------------------------------------------------------
  $ 985  $ 835       Total                                            $ 8.0    $8.6   $7.5   $7.3   $ 8.6   $8.8   $8.2   $ 8.1
-------------------------------------------------------------------------------------------------------------------------------

(1) The Company has a limited number of leveraged transactions. The notional amounts of derivatives have been adjusted to reflect the effects of leverage, where applicable.

(2) These amounts represent carrying value (exclusive of collateral) at November 30, 1995 and January 31, 1995, respectively, and do not include receivables or payables related to exchange traded futures contracts.

(3)   Amounts are calculated using a monthly average.

      The gross notional or contract amounts of these instruments are indicative of the Company's degree of use of derivatives for trading purposes but do not represent the Company's exposure to market or credit risk. Credit risk arises from the failure of a counterparty to perform according to the terms of the contract. The Company's exposure to credit risk at any point in time is represented by fair value of the contracts reported as assets. These amounts are presented on a net-by-counterparty basis consistent with FASB Interpretation No. 39, but are not reported net of collateral, which the Company obtains with respect to certain of these transactions to reduce its exposure to credit losses. The Company monitors the creditworthiness of counterparties to these transactions on an ongoing basis and requests additional collateral when deemed necessary. The Company believes that the ultimate settlement of the transactions outstanding at November 30, 1995 will not have a material effect on the Company's financial condition.

================================================================================

      The remaining maturities of the Company's swaps and other derivative products at November 30, 1995 and January 31, 1995 are summarized in the following table, showing notional values by year of expected maturity:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                       Less than    1 to 3       3 to 5     Greater than
 (Dollars in Billions)                                  1 Year      Years         Years        5 Years       Total
                                                       -----------------------------------------------------------
 NOVEMBER 30, 1995
 Interest rate and currency swaps
    and options (including caps,
    floors and swap options)                           $  97         $138          $ 74         $ 92         $ 401
 Foreign exchange forward and
    futures contracts and options                        253            4             3           --           260
 Mortgage-backed securities forward
    contracts, swaps and options                          16           --             2            3            21
 Other fixed income securities
    contracts (including futures
    contracts and options)                               142           34            16            7           199
 Equity securities contracts
    (including equity swaps,
    futures contracts, and
    warrants and options)                                 54            3            --           --            57
 Commodity forwards, futures
    options and swaps                                     38            7             2           --            47
                                                       -----------------------------------------------------------
 Total                                                 $ 600         $186          $ 97         $102         $ 985
                                                       -----------------------------------------------------------
 Percent of total                                         61%          19%           10%          10%          100%
                                                       -----------------------------------------------------------
 JANUARY 31, 1995
 Interest rate and currency swaps
    and options (including caps,
    floors and swap options)                           $  74         $108          $ 68         $ 49         $ 299
 Foreign exchange forward and
    futures contracts and options                        163            7            --           --           170
 Mortgage-backed securities forward
    contracts, swaps and options                          35            1             1            2            39
 Other fixed income securities
    contracts (including futures
    contracts and options)                               152           68            15           --           235
 Equity securities contracts
    (including equity swaps,
    futures contracts, and
    warrants and options)                                 50            5             1            1            57
 Commodity forwards, futures
    options and swaps                                     30            4             1           --            35
                                                       -----------------------------------------------------------
 Total                                                 $ 504         $193          $ 86         $ 52         $ 835
                                                       -----------------------------------------------------------
 Percent of total                                         61%          23%           10%           6%          100%
------------------------------------------------------------------------------------------------------------------

================================================================================
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

      The credit quality of the Company's trading-related derivatives at November 30, 1995 and January 31, 1995 is summarized in the table below, showing the fair value of the related assets by counterparty credit rating. The actual credit ratings are determined by external rating agencies or by equivalent ratings used by the Company's Credit Department:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                                                     Collater-
                                                                                        alized     Other
                                                                                          Non-      Non-
                                                                                       Invest-   Invest-
                                                                                          ment      ment
 (Dollars in Millions)                             AAA       AA        A        BBB      Grade     Grade     Total
                                                 -----------------------------------------------------------------
 NOVEMBER 30, 1995
 Interest rate and currency swaps
    and options (including caps, floors
    and swap options)                            $  660    $1,269   $ 1,148     $535     $  88     $ 141   $ 3,841
 Foreign exchange forward contracts
    and options                                     548       531       674       83        --        27     1,863
 Mortgage-backed securities forward
    contracts, swaps and options                     23        31        36        7        12        14       123
 Other fixed income securities
    contracts (including options)                    25        33        33       42        --         4       137
 Equity securities contracts (including
    equity swaps, warrants and options)             612        98       232      143       178       159     1,422
 Commodity forwards, options and swaps              103       129       152      126        --       147       657
                                                 -----------------------------------------------------------------
 Total                                           $1,971    $2,091   $ 2,275     $936     $ 278     $ 492   $ 8,043
                                                 -----------------------------------------------------------------
 Percent of total                                    25%       26%       28%      12%        3%        6%      100%
                                                 -----------------------------------------------------------------
 JANUARY 31, 1995
 Interest rate and currency swaps
    and options (including caps, floors
    and swap options)                            $  723    $1,617   $   965     $182     $ 294     $  78   $ 3,859
 Foreign exchange forward contracts
    and options                                     409       345       251       76        --        46     1,127
 Mortgage-backed securities forward
    contracts, swaps and options                     14        69        75       28        --        22       208
 Other fixed income securities
    contracts (including options)                   302        26        42       26        --        19       415
 Equity securities contracts (including
    equity swaps, warrants and options)             379       188       217      188       145        18     1,135
 Commodity forwards, options and swaps              300       216       667      490        --       206     1,879
                                                 -----------------------------------------------------------------
 Total                                           $2,127    $2,461   $ 2,217     $990     $ 439     $ 389   $ 8,623
                                                 -----------------------------------------------------------------
 Percent of total                                    25%       29%       26%      11%        5%        4%      100%
------------------------------------------------------------------------------------------------------------------

================================================================================

NOTE 6  PREFERRED STOCK AND CAPITAL UNITS

Preferred stock is composed of the following issues:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                               Shares Outstanding at             Balance at
                                                             -----------------------       -----------------------
                                                              NOV. 30,       Jan. 31,      NOV. 30,       Jan. 31,
 (Dollars in Millions)                                           1995           1995          1995           1995
                                                             -----------------------------------------------------
 ESOP Convertible Preferred Stock,
    liquidation preference $35.88                            3,758,133      3,795,588         $ 135          $ 136
 9.36% Cumulative Preferred Stock, stated value $25          5,500,000      5,500,000           138            138
 7-3/8% Cumulative Preferred Stock, stated value $200        1,000,000      1,000,000           200            200
 8.88% Cumulative Preferred Stock, stated value $200           975,000        975,000           195            195
 8-3/4% Cumulative Preferred Stock, stated value $200          750,000        750,000           150            150
                                                             -----------------------------------------------------
 Total                                                                                        $ 818          $ 819
------------------------------------------------------------------------------------------------------------------


      Each issue of preferred stock ranks in parity with all other preferred stock.

      The Company has Capital Units outstanding which were issued by the Company and Morgan Stanley Finance plc, a U.K. subsidiary ("MS plc"). A Capital Unit consists of (a) a Subordinated Debenture of MS plc in the principal amount of $25 guaranteed by the Company and having maturities from 2013 to 2015, and (b) a related Purchase Contract issued by the Company, which may be accelerated by the Company beginning approximately one year after the issuance of each Capital Unit, requiring the holder to purchase one Depositary Share representing ownership of a 1/8 interest in the Company's Cumulative Preferred Stock. The aggregate amount of Capital Units outstanding was $865 million and $352 million at November 30, 1995 and January 31, 1995, respectively.

      The estimated fair value of the Capital Units was $872 million and $308 million at November 30, 1995 and January 31, 1995, respectively.



NOTE 7  COMMON STOCK AND STOCKHOLDERS' EQUITY

During the period ended November 30, 1995, the Company repurchased or acquired shares of its common stock at an aggregate cost of $103 million. The Company's unused portion of its stock repurchase authorization at November 30, 1995 was approximately $213 million. On January 4, 1996, the Board of Directors authorized the purchase, in the open market or otherwise, subject to market conditions and certain other factors, of an additional $400 million of the Company's common stock.

      MS&Co. is a registered broker-dealer and a registered futures commission merchant and, accordingly, is subject to the minimum net capital requirements of the Securities and Exchange Commission ("SEC"), the New York Stock Exchange ("NYSE") and the Commodity Futures Trading Commission. MS&Co. has consistently operated in excess of these requirements with aggregate net capital, as defined, totaling $1,332 million at November 30, 1995, which exceeded the amount required by $1,134 million. MSIL, a London-based broker-dealer subsidiary, is subject to the capital requirements of the Securities and Futures Authority, and Morgan Stanley Japan Limited ("MSJL"), a Tokyo-based broker-dealer, is subject to the capital requirements of the Japanese Ministry of Finance. MSIL and MSJL have consistently operated in excess of their respective regulatory capital requirements.

      Certain other U.S. and non-U.S. subsidiaries are subject to various securities, commodities and banking regulations, and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. These subsidiaries have consistently operated in excess of their local capital adequacy requirements.

================================================================================
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

      Advances, dividend payments and other equity withdrawals from MS&Co., MSIL, MSJL and other regulated subsidiaries are restricted by the regulations of the SEC, NYSE, other regulatory agencies and by subordinated noteholders and certain banks. Morgan Stanley Derivative Products Inc., the Company's triple-A rated derivative products subsidiary, also has established certain operating restrictions which have been reviewed by various rating agencies. At November 30, 1995, approximately $1,630 million of equity of the Company's subsidiaries may be restricted as to the payment of dividends and advances.

      Cumulative translation adjustments include gains or losses resulting from translating foreign currency financial statements from their respective functional currencies to U.S. dollars, net of hedge gains or losses and related tax effects. The Company uses foreign currency contracts and designates certain non-U.S. dollar currency debt as hedges to manage the currency exposure relating to its net monetary investments in non-U.S. dollar functional currency subsidiaries. Increases or decreases in the value of the Company's net foreign investments generally are tax-deferred for U.S. purposes, but the related hedge gains and losses are taxable currently. Therefore, the gross notional amounts of the contracts and debt designated as hedges exceed the Company's net foreign investments to result in effective hedging on an after-tax basis. The Company attempts to protect its net book value from the effects of fluctuations in currency exchange rates on its net monetary investments in non-U.S. dollar subsidiaries by selling the appropriate non-U.S. dollar currency in the forward market. However, under some circumstances, the Company may elect not to hedge its net monetary investments in certain foreign operations due to market conditions, including the availability of various currency contracts at acceptable costs. Information relating to the hedging of the Company's net monetary investments in non-U.S. dollar functional currency subsidiaries and their effects on cumulative translation adjustments is summarized below:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                                                            NOV. 30,      Jan. 31,
 (Dollars in Millions)                                                                          1995          1995
                                                                                            ----------------------
 Net investment in non-U.S. dollar functional
    currency subsidiaries                                                                     $1,243       $ 1,122
                                                                                            ----------------------
 Gross notional amounts of foreign exchange contracts
    and non-U.S. dollar debt designated as hedges(1)                                          $2,082       $ 1,960
                                                                                            ----------------------
 Cumulative translation adjustments resulting from
    net investments in subsidiaries with a non-U.S. dollar
    functional currency                                                                       $  185       $   188
 Cumulative translation adjustments resulting from
    realized or unrealized gains or losses on hedges,
    net of tax                                                                                  (194)         (198)
                                                                                             ---------------------
 Total cumulative translation adjustments                                                     $   (9)      $   (10)
------------------------------------------------------------------------------------------------------------------

(1) Notional amounts represent the contractual currency amount translated at respective fiscal year-end spot rates.


NOTE 8  EMPLOYEE COMPENSATION PLANS

The Company has adopted a variety of compensation plans for certain of its employees. These plans are designed to facilitate a pay-for-performance policy, provide compensation commensurate with other leading financial service industry companies and align the interests of employees with the long-term interests of the Company's stockholders. The following summarizes these plans.


CAPITAL ACCUMULATION PLAN

Under the Capital Accumulation Plan ("CAP"), vested units consisting of unsecured rights to receive payments based on notional interests in existing and future risk-capital

================================================================================

investments made directly or indirectly by the Company ("CAP
Units") are granted to key employees. The value of the CAP Units awarded for services rendered in fiscal 1995, fiscal 1994 and fiscal 1993 was approximately $9 million, $14 million and $15 million, respectively, all of which relate to vested units.


CARRIED INTEREST PLAN

Under the Carried Interest Plan, certain key employees effectively participate in a portion of the Company's realized gains from certain of its equity investments in merchant banking transactions. Compensation expense for fiscal 1995, fiscal 1994 and fiscal 1993 related to this plan aggregated $10 million, $24 million and $29 million, respectively.


REAL ESTATE FUND PLANS

On September 26, 1995, the Board of Directors approved the adoption of the Morgan Stanley Real Estate Compensation Plan and the Morgan Stanley Real Estate Profits Participation Plan. Under these plans, select employees and consultants may participate in certain gains realized by the Company's real estate funds. Compensation expense relating to these plans was $9 million for fiscal 1995.


EQUITY INCENTIVE COMPENSATION PLAN

Pursuant to the 1988 Equity Incentive Compensation Plan ("EICP"), stock units representing employees' rights to receive unrestricted common shares ("Stock Units") are awarded annually to key employees; compensation expense for all such awards (including those subject to forfeiture) recorded in fiscal 1995, fiscal 1994 and fiscal 1993 was determined based on the fair value of the Company's common stock as defined in the plan.

      Stock Units generally will convert to shares of the Company's common stock within five or 10 years from grant (or earlier in the event of the holder's death or retirement, as defined). Holders of Stock Units generally have all the rights of a common stockholder, subject to restrictions on transfer of ownership of the units for the five- or 10-year period. Holders of the Stock Units generally will forfeit ownership only in certain limited situations, including termination for cause during the restriction period. In addition, holders of the Stock Units having a 10-year restriction period, which were first awarded in respect of fiscal 1992 services, will forfeit ownership of a portion of their Stock Units if their employment is terminated before the end of the 10-year restriction period.

      Activity related to Stock Units accrued pursuant to the EICP is as follows:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                                                    Stock Units
                                                                   -----------------------------------------------
                                                                   FISCAL 1995(1)    Fiscal 1994(1)    Fiscal 1993(1)
                                                                   -----------------------------------------------
 Outstanding at beginning of period                                 27,828,734        24,035,010        13,626,330
 Awarded                                                             3,776,284         4,515,630        10,682,806
 Issued as unrestricted shares(2)                                     (395,122)         (362,548)         (165,654)
 Forfeited                                                            (287,720)         (359,358)         (108,472)
                                                                   -----------------------------------------------
 Outstanding at end of period                                       30,922,176        27,828,734        24,035,010
------------------------------------------------------------------------------------------------------------------

(1) Approximately 29%, 24% and 21% of the Stock Units awarded in fiscal 1995, fiscal 1994 and fiscal 1993, respectively, were subject to a 10-year restriction period.

(2) Amounts represent awards of Stock Units exchanged for unrestricted common shares.

      On May 2, 1991, the Company's stockholders approved the reservation of 48,000,000 shares of common stock for awards under the Company's equity-based employee benefit plans. At November 30, 1995, approximately 5,000,000 shares reserved for future awards under such employee benefit plans remain (net of fiscal 1995 awards).

================================================================================
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

STOCK OPTION AWARDS

The Company's 1986 Stock Option Plan provides for the granting of stock options having an exercise price not less than the fair value of the Company's common stock (as defined in the plan) on the date of grant. Such options generally become exercisable over a three-year period and expire 10 years from the date of the grant. The EICP also provides for the award of options; options awarded under this plan are exercisable at a price equal to the fair value of the Company's common stock (as defined in the plan) and will generally expire seven years (for options awarded for fiscal 1993 service and prior) or 10 years (for options awarded for fiscal 1995 and fiscal 1994 service) from grant.

      Exercise prices for all options deemed outstanding at November 30, 1995, January 31, 1995 and January 31, 1994 ranged from $9.42 to $37.93. The following table sets forth activity relating to the number of shares covered by stock options:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                                   Fiscal 1995       Fiscal 1994       Fiscal 1993
                                                                   -----------------------------------------------
 Options outstanding at beginning of period                         24,709,000        14,493,848        15,134,974
 Granted                                                               124,360        11,277,708         1,212,000
 Exercised                                                          (3,215,456)         (991,056)       (1,812,428)
 Forfeited                                                            (184,784)          (71,500)          (40,698)
                                                                   -----------------------------------------------
 Options outstanding at end of period                               21,433,120        24,709,000        14,493,848
                                                                   -----------------------------------------------
 Options exercisable at end of period                               15,045,750        18,274,658        13,845,148
------------------------------------------------------------------------------------------------------------------

      The Company has also established a worldwide profit sharing plan and an employee stock ownership plan for the benefit of substantially all its U.S. employees. The following summarizes these plans:


PROFIT SHARING PLAN

The Company has a qualified non-contributory profit sharing plan covering substantially all its U.S. employees and also provides cash payment of profit sharing to employees of its international subsidiaries. Contributions are made at the discretion of management based upon the financial performance of the Company. Total profit sharing expense for fiscal 1995, fiscal 1994 and fiscal 1993 (excluding Company contributions to the Employee Stock Ownership Plan, which increased in fiscal 1995) was $10 million, $23 million and $21 million, respectively.


EMPLOYEE STOCK OWNERSHIP PLAN

In July 1990, the Company's Board of Directors authorized the establishment of a $140 million leveraged employee stock ownership plan, funded through an independently managed trust. The Morgan Stanley Group Inc. and Subsidiaries Employee Stock Ownership Plan ("ESOP") was established to broaden internal ownership in the Company and allow it to provide benefits to its employees in a cost-effective manner. Each of the 3,758,133 preferred shares outstanding at November 30, 1995 is held by the ESOP trust, is convertible into two shares of the Company's common stock and is entitled to annual dividends of $2.78 per share. The ESOP trust funded its stock purchase through a loan of $140 million from the Company. The ESOP trust note, due September 19, 2010 (extendable at the option of the ESOP trust to September 19, 2015), bears a 10-3/8% interest rate per annum with principal payable without penalty on or before the due date. The ESOP trust expects to make principal and interest payments on the note from funds provided by dividends on the shares of convertible preferred stock and contributions from the Company. The note receivable from the ESOP trust is reflected as a reduction in the Company's stockholders' equity.

      Contributions to the ESOP by the Company and allocation of ESOP shares to employees are made annually at the discretion of the Board of Directors. The cost of shares allocated to participants' accounts amounted to $11 million in fiscal 1995, $10 million in fiscal 1994 and $7 million in fiscal 1993. The ESOP debt service costs for fiscal 1995, fiscal 1994 and fiscal 1993 were paid from

===============================================================================

dividends received on preferred stock held by the plan and from Company contributions. Shares allocated to employees generally may not be withdrawn until the employee's death, disability, retirement or termination. Upon withdrawal, each share of ESOP preferred stock generally will be converted into two shares of the Company's common stock. If the fair value of such two common shares at conversion is less than the $35.88 liquidation value of an ESOP preferred share, the Company will pay the withdrawing employee the difference in additional common shares or cash.


NOTE 9  EMPLOYEE BENEFIT PLANS

The Company sponsors various pension plans for the majority of its worldwide employees. It provides certain other postretirement benefits, primarily health care and life insurance, to eligible employees. The Company also provides certain benefits to former or inactive employees prior to retirement. The following summarizes these plans:


PENSION PLANS

Substantially all of the employees of the Company and its U.S. affiliates are covered by a non-contributory pension plan qualified under Section 401(a) of the Internal Revenue Code (the "Qualified Plan"). Two unfunded supplementary plans (the "Supplemental Plans") cover certain executives. In addition to the Qualified Plan and the Supplemental Plans (collectively, the "U.S. Plans"), the Company also maintains a separate pension plan which covers substantially all employees of the Company's U.K. subsidiaries (the "U.K. Plan"). Eight other international subsidiaries also have pension plans covering substantially all of their employees. These pension plans generally provide pension benefits that are based on each employee's years of credited service and compensation during the final years of employment. The Company's policy is to fund the accrued cost of the Qualified Plan, the U.K. Plan and the other international plans currently. Liabilities for benefits payable under the Supplemental Plans are accrued by the Company and are funded when paid to the beneficiaries.

      Pension expense for fiscal 1995, fiscal 1994 and fiscal 1993 includes the following components:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
 (Dollars in Millions)                                                      Fiscal 1995  Fiscal 1994   Fiscal 1993
                                                                            --------------------------------------
 U.S. Plans
    Service cost, benefits earned during the period                               $   6         $  8         $   6
    Interest cost on projected benefit obligation                                    11           11            10
    Return on plan assets                                                           (34)           1           (16)
    Difference between actual and expected return on assets                          22          (15)            3
    Net amortization                                                                 (3)          (3)           (4)
                                                                            --------------------------------------
 Total U.S. Plans                                                                     2            2            (1)
 U.K. Plan
    Service cost, benefits earned during the period                                   6            6             5
    Interest cost on projected benefit obligation                                     3            2             2
    Return on plan assets                                                            (5)          --           (10)
    Difference between actual and expected return on assets                           2           (3)            8
                                                                            --------------------------------------
 Total U.K. Plan                                                                      6            5             5
 Other international plans                                                            5            5             3
                                                                            --------------------------------------
    Total pension expense                                                         $  13         $ 12         $   7
------------------------------------------------------------------------------------------------------------------

================================================================================
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES


      The following table provides the assumptions used in determining the projected benefit obligation for the U.S. Plans and the U.K. Plan as of November 30, 1995 and January 31, 1995:

====================================================================================================================
--------------------------------------------------------------------------------------------------------------------
                                                                     November 30, 1995           January 31, 1995
                                                                 ------------------------   ------------------------
                                                                 U.S. Plans     U.K. Plan   U.S. Plans     U.K. Plan
                                                                 ---------------------------------------------------
 Weighted average
    discount rate                                                       7.5%          9.0%         8.5%          9.0%
 Rate of increase in future
    compensation levels                                                 5.0%          7.0%         5.0%          7.0%
 Expected long-term rate of
    return on plan assets                                               9.0%          9.0%         9.0%          9.0%
--------------------------------------------------------------------------------------------------------------------

      The following table sets forth the funded status of the U.S. Plans and the U.K. Plan as of November 30, 1995 and January 31, 1995:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                 November 30, 1995                           January 31, 1995
                                      ------------------------------------     -----------------------------------
                                           U.S. Plans            U.K. Plan           U.S. Plans          U.K. Plan
                                      -----------------------    ---------     -----------------------   ---------
                                      Qualified  Supplemental                  Qualified  Supplemental
 (Dollars in Millions)                     Plan         Plans                       Plan         Plans
                                      ----------------------------------------------------------------------------
 Actuarial present value of
    vested benefit obligation            $ (100)        $(24)        $(31)       $  (75)        $(19)        $ (25)
                                      ----------------------------------------------------------------------------
 Accumulated benefit obligation          $ (112)        $(44)        $(31)       $  (84)        $(34)        $ (25)
 Effect of future salary increases          (33)         (16)          (8)          (22)         (12)           (6)
                                      ----------------------------------------------------------------------------
 Projected benefit obligation              (145)         (60)         (39)         (106)         (46)          (31)
 Plan assets at fair market
    value (primarily listed stocks
    and bonds)                              192           --           43           160           --            35
                                      ----------------------------------------------------------------------------
 Projected benefit obligation
    less than or (in excess of)
    plan assets                              47          (60)           4            54          (46)            4
 Unrecognized net (gain) or loss             (3)           9          (13)           (9)          (2)          (11)
 Unrecognized prior service cost             (1)          (1)          --            (1)          (1)           --
 Unrecognized net (asset)
    obligation at January 1, 1987,
    net of amortization                     (13)           5           --           (16)           5            --
                                      ----------------------------------------------------------------------------
 Prepaid (accrued) pension
    cost at fiscal year-end              $   30         $(47)        $ (9)       $   28         $(44)        $  (7)
------------------------------------------------------------------------------------------------------------------

================================================================================


POSTRETIREMENT BENEFITS

The Company's obligation for certain postretirement benefits provided to eligible employees is accounted for in accordance with SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions."

      The net postretirement benefit cost consists of the following components:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
 (Dollars in Millions)                                                      Fiscal 1995  Fiscal 1994   Fiscal 1993
                                                                            --------------------------------------
 Service cost of benefits earned during the period                                  $ 1           $2           $ 2
 Interest cost on accumulated postretirement benefit obligation                       2            2             2
                                                                            --------------------------------------
 Net postretirement benefit cost                                                    $ 3           $4           $ 4
------------------------------------------------------------------------------------------------------------------

      The following table provides information on the status of the Company's postretirement benefit plans as of November 30, 1995 and January 31, 1995:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                                                            Nov. 30,      Jan. 31,
 (Dollars in Millions)                                                                          1995          1995
                                                                                            ----------------------
 Accumulated postretirement benefit obligation:
    Retirees                                                                                    $(13)        $ (10)
    Fully eligible active plan participants                                                       (5)           (4)
    Other active plan participants                                                               (17)          (14)
                                                                                            ----------------------
 Total                                                                                           (35)          (28)
 Unrecognized net loss                                                                             7             2
                                                                                            ----------------------
 Accrued postretirement benefit cost                                                            $(28)        $ (26)
------------------------------------------------------------------------------------------------------------------

      The accumulated postretirement benefit obligation was determined utilizing a discount rate of 7.5% at November 30, 1995 and 8.5% at January 31, 1995, and by applying the provisions of the Company's medical plans, the established maximums and sharing of costs, the relevant actuarial assumptions and the health care cost trend rates which are projected at 11.0% and which grade down to 7.0% in 2000 and decrease further to 5.5% in 2040.

      The effect of a 1% change in the assumed cost trend rate would change the accumulated postretirement benefit obligation by approximately $4 million as of November 30, 1995 and would change the net periodic postretirement benefit cost by $1 million for fiscal 1995.


POSTEMPLOYMENT BENEFITS

Effective February 1, 1994, the Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Among its provisions, SFAS No. 112 establishes accounting standards for employers who provide benefits to former or inactive employees after employment but before retirement. Postemployment benefits include, but are not limited to, salary continuation, supplemental unemployment benefits, severance benefits, disability-related benefits, and continuation of benefits such as health care benefits and life insurance coverage. The effect of the adoption of SFAS No. 112 was not material to the Company's fiscal 1995 or fiscal 1994 Consolidated Financial Statements.

================================================================================
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES

NOTE 10  INCOME TAXES

The provision for income taxes consists of:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                                                 Fiscal       Fiscal        Fiscal
 (Dollars in Millions)                                                             1995         1994          1993
                                                                                 ---------------------------------
 Current:
    U.S. federal                                                                 $  180       $  165        $  266
    U.S. state and local                                                            103          142           175
    Non-U.S.                                                                        111           20           239
                                                                                 ---------------------------------
                                                                                    394          327           680
                                                                                 ---------------------------------
 Deferred:
    U.S. federal                                                                    (40)         (75)         (161)
    U.S. state and local                                                            (33)         (64)          (97)
    Non-U.S.                                                                        (38)          11            (8)
                                                                                 ---------------------------------
                                                                                   (111)        (128)         (266)
                                                                                 ---------------------------------
 Provision for income taxes                                                      $  283       $  199        $  414
------------------------------------------------------------------------------------------------------------------


      The following table reconciles the provision to the U.S. federal statutory income tax rate:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                                                 Fiscal       Fiscal        Fiscal
 (Dollars in Millions)                                                             1995         1994          1993
                                                                                 ---------------------------------
 U.S. federal statutory income tax rate                                              35.0%        35.0%       35.0%
 U.S. state and local income taxes, net of
    U.S. federal income tax benefits                                                  5.1          8.5         4.2
 Lower tax rates applicable to non-U.S. earnings                                     (8.6)        (9.1)       (5.7)
 Reduced tax rate applied to dividends                                               (0.5)        (0.6)       (0.6)
 Other                                                                                1.0         (0.3)        1.6
                                                                                 ---------------------------------
 Effective income tax rate                                                           32.0%        33.5%       34.5%
------------------------------------------------------------------------------------------------------------------

      Lower tax rates applicable to non-U.S. earnings include the benefit of foreign tax credits utilized against U.S. federal income taxes. The Company intends to permanently reinvest earnings of international subsidiaries or repatriate such earnings only when it is tax effective to do so. U.S. federal income taxes that would be payable upon repatriation are estimated to be $504 million. Under SFAS No. 109, deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that

================================================================================


will be in effect when such differences are expected to reverse. Significant components of the Company's deferred tax assets and liabilities as of November 30, 1995 and January 31, 1995 are as follows:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                                                            Nov. 30,      Jan. 31,
 (Dollars in Millions)                                                                          1995          1995
                                                                                            ----------------------
 Deferred tax assets:
    Employee compensation and benefit plans                                                    $ 585         $ 467
    Accrued expenses not yet deductible for tax purposes                                          21            51
                                                                                            ----------------------
 Total deferred tax assets                                                                       606           518
                                                                                            ----------------------
 Deferred tax liabilities:
    Valuation of inventory, investments and receivables                                          245           260
    Depreciation and amortization                                                                 28            65
    Other                                                                                         31             6
                                                                                            ----------------------
 Total deferred tax liabilities                                                                  304           331
                                                                                            ----------------------
 Net deferred tax assets                                                                       $ 302         $ 187
------------------------------------------------------------------------------------------------------------------

      The Company's income tax provision excludes a currency hedging-related income tax provision of $3 million in fiscal 1995, as well as income tax benefits of $72 million in fiscal 1994 and $57 million in fiscal 1993, credited directly to the cumulative translation adjustments component of consolidated stockholders' equity. Also not included in the Company's income tax provision are income tax benefits of $38 million in fiscal 1995, $9 million in fiscal 1994 and $13 million in fiscal 1993, attributable to the vesting of Stock Unit awards and the exercise of stock options, credited directly to paid-in capital; and $9 million in fiscal 1995, $10 million in fiscal 1994 and $8 million in fiscal 1993, attributable to Stock Unit and ESOP dividends, credited directly to retained earnings.

================================================================================
                                      MORGAN STANLEY GROUP INC. AND SUBSIDIARIES


NOTE 11  GEOGRAPHIC AREA DATA

The Company's business activities are highly integrated and constitute a single industry segment for purposes of SFAS No. 14. Total revenues, net revenues, income before taxes and identifiable assets of the Company's operations by geographic area are as follows:

==================================================================================================================
------------------------------------------------------------------------------------------------------------------
                                                 Total Revenues                           Net Revenues
                                       ----------------------------------      -----------------------------------
                                         Fiscal       Fiscal       Fiscal        Fiscal       Fiscal        Fiscal
 (Dollars in Millions)                     1995         1994         1993          1995         1994          1993
                                       ---------------------------------------------------------------------------
 International
    Europe                             $  3,856      $ 3,942      $ 4,617      $  1,018     $    776     $   1,466
    Asia                                    649          603          468           565          475           396
                                       ---------------------------------------------------------------------------
    Total                                 4,505        4,545        5,085         1,583        1,251         1,862
 North America                            8,553        8,332        6,341         2,264        2,516         2,538
    Eliminations                         (3,934)      (3,501)      (2,250)         (224)        (266)         (244)
                                       ---------------------------------------------------------------------------
    Total                              $  9,124      $ 9,376      $ 9,176      $  3,623     $  3,501     $   4,156
------------------------------------------------------------------------------------------------------------------
                                               Income before Taxes                     Identifiable Assets
                                       ----------------------------------      -----------------------------------
                                         Fiscal       Fiscal       Fiscal        Fiscal       Fiscal        Fiscal
                                           1995         1994         1993          1995         1994          1993
                                       ---------------------------------------------------------------------------
 International
    Europe                             $    262      $    11      $   720      $ 85,393     $ 65,110     $  63,279
    Asia                                    186           56           24        17,363       18,413        15,910
                                       ---------------------------------------------------------------------------
    Total                                   448           67          744       102,756       83,523        79,189
 North America                              435          527          456       139,801      120,360       100,483
    Eliminations                             --           --           --       (98,804)     (87,189)      (82,430)
                                       ---------------------------------------------------------------------------
    Total                              $    883      $   594      $ 1,200      $143,753     $116,694     $  97,242
------------------------------------------------------------------------------------------------------------------


      Because of the international nature of the financial markets and the resulting geographic integration of the Company's business, the Company manages its business with a view to the profitability of the enterprise as a whole, and, as such, profitability by geographic area is not necessarily meaningful.


NOTE 12  SUBSEQUENT EVENT

On January 3, 1996, the Company completed its purchase of Miller Anderson & Sherrerd, LLP, an institutional investment manager, for approximately $350 million, payable in a combination of cash, notes and common stock of the Company.

================================================================================
MORGAN STANLEY GROUP INC. AND SUBSIDIARIES


NOTE 13  QUARTERLY RESULTS (UNAUDITED)

================================================================================================================================
--------------------------------------------------------------------------------------------------------------------------------
                                                                                 Fiscal 1995(1)
                                     -------------------------------------------------------------------------------------------
                                               Month                  Quarter                   Quarter                  Quarter
                                               Ended                    Ended                     Ended                    Ended
 (Dollars in Millions,                       Feb. 28,                  May 31,                  Aug. 31,                 Nov. 30,
 Except Share Data)                             1995                     1995                      1995                     1995
                                     -------------------------------------------------------------------------------------------
 Revenues:
    Investment banking               $            80          $           273           $           355             $        503
    Principal transactions:
       Trading                                   114                      438                       352                      218
       Investments                                --                       (6)                       69                       39
    Commissions                                   37                      131                       130                      139
    Interest and dividends                       588                    1,742                     1,899                    1,710
    Asset management
       and administration                         31                       88                        96                       95
    Other                                          1                        1                         1                       --
                                     -------------------------------------------------------------------------------------------
       Total revenues                            851                    2,667                     2,902                    2,704
    Interest expense                             558                    1,656                     1,751                    1,536
                                     -------------------------------------------------------------------------------------------
    Net revenues                                 293                    1,011                     1,151                    1,168
                                     -------------------------------------------------------------------------------------------
 Expenses excluding interest:
    Compensation and benefits                    138                      475                       575                      607
    Occupancy and equipment                       27                       80                        84                       85
    Brokerage, clearing and
       exchange fees                              20                       66                        64                       61
    Communications                                11                       34                        31                       32
    Business development                          14                       34                        30                       32
    Professional services                         14                       40                        37                       40
    Other                                         11                       31                        32                       35
    Relocation charge                             --                       --                        --                       --
                                     -------------------------------------------------------------------------------------------
    Total expenses
       excluding interest                        235                      760                       853                      892
                                     -------------------------------------------------------------------------------------------
 Income before income
    taxes                                         58                      251                       298                      276
 Provisions for income taxes                      20                       85                        89                       89
                                     -------------------------------------------------------------------------------------------
 Net income                          $            38          $           166           $           209             $        187
                                     -------------------------------------------------------------------------------------------
 Earnings applicable to
    common shares(2)                 $            33          $           150           $           192             $        171
                                     -------------------------------------------------------------------------------------------
 Per common share:(3)
    Primary earnings(4)              $          0.22          $          0.95           $          1.23             $       1.08
    Fully diluted earnings(4)        $          0.21          $          0.91           $          1.17             $       1.04
    Cash dividends                   $            --          $          0.16           $          0.16             $       0.16
    Book value                       $         24.13          $         25.19           $         26.34             $      28.18
 Average common and
    equivalent shares(2)(3)              154,037,668              157,595,614               157,236,918              158,415,826
 Stock price range(3)(5)             $30 7/16-33 11/16        $33 1/16-39 13/16         $37 15/16-43 7/16         $41 7/8-49 3/4
--------------------------------------------------------------------------------------------------------------------------------



================================================================================================================================
--------------------------------------------------------------------------------------------------------------------------------
                                                                             Fiscal 1994(1)
                                        ----------------------------------------------------------------------------------------
                                              Quarter                  Quarter                  Quarter                  Quarter
                                                Ended                    Ended                    Ended                    Ended
 (Dollars in Millions,                       April 30,                 July 31,                 Oct. 31,                 Jan. 31,
 Except Share Data)                              1994                     1994                     1994                     1995
                                        ----------------------------------------------------------------------------------------
 Revenues:
    Investment banking                  $         260            $         211            $         190            $         258
    Principal transactions:
       Trading                                    258                      300                      297                      249
       Investments                                 10                       23                       82                       24
    Commissions                                   119                      112                      104                      114
    Interest and dividends                      1,561                    1,525                    1,714                    1,606
    Asset management
       and administration                          81                       89                       95                       85
    Other                                           3                        2                        3                        1

       Total revenues                           2,292                    2,262                    2,485                    2,337
    Interest expense                            1,404                    1,349                    1,575                    1,547
                                        ----------------------------------------------------------------------------------------
    Net revenues                                  888                      913                      910                      790
                                        ----------------------------------------------------------------------------------------
 Expenses excluding interest:
    Compensation and benefits                     440                      460                      460                      373
    Occupancy and equipment                        68                       74                       79                       82
    Brokerage, clearing and
       exchange fees                               58                       59                       56                       57
    Communications                                 29                       28                       31                       34
    Business development                           39                       41                       41                       44
    Professional services                          41                       39                       41                       43
    Other                                          29                       30                       32                       40
    Relocation charge                              --                       --                       --                         59
                                        ----------------------------------------------------------------------------------------
    Total expenses
       excluding interest                         704                      731                      740                      732
                                        ----------------------------------------------------------------------------------------
 Income before income
    taxes                                         184                      182                      170                       58
 Provisions for income taxes                       67                       61                       52                       19
                                        ----------------------------------------------------------------------------------------
 Net income                             $         117            $         121            $         118            $          39
                                        ----------------------------------------------------------------------------------------
 Earnings applicable to
    common shares(2)                    $         101            $         104            $         102            $          23
                                        ----------------------------------------------------------------------------------------
 Per common share:(3)
    Primary earnings(4)                 $        0.64            $        0.66            $        0.65            $        0.15
    Fully diluted earnings(4)           $        0.61            $        0.63            $        0.63            $        0.15
    Cash dividends                      $        0.15            $        0.15            $        0.15            $        0.15
    Book value                          $       23.34            $       23.76            $       24.21            $       24.89
 Average common and
    equivalent shares(2)(3)               159,657,342               159,211,010              156,708,032             155,068,008
 Stock price range(3)(5)              $30 7/16-39 3/4          $27 13/16-31 1/8         $29 11/16-34 7/8         $27 5/8-32 9/16
--------------------------------------------------------------------------------------------------------------------------------


(1) Fiscal 1995's quarterly periods reflect the change in the Company's fiscal year-end (see Note 1). Since fiscal 1995 consists of the ten-month period from February 1, 1995 to November 30, 1995, the first quarter consists only of the results for the month ended February 28, 1995. Fiscal 1994's quarterly periods are presented based upon the previous fiscal year-end date.

(2)      Amounts shown are used to calculate primary earnings per share.

(3) Amounts shown have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.

(4) Summation of the quarters' earnings per common share does not equal the annual amounts due to the averaging effect of the number of shares and share equivalents throughout the year.

(5) Prices represent the range of sales per share on the New York Stock Exchange for the periods indicated. The number of stockholders of record at November 30, 1995 approximated 1,235. The number of beneficial owners of common stock is believed to exceed this number.